UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 24, 2014

VECTOR GROUP LTD.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-5759	65-0949535
(Commission File Number)	(I.R.S. Employer Identification No.)

4400 Biscayne Boulevard, Miami, Florida	33137
(Address of Principal Executive Offices)	(Zip Code)

(305) 579-8000
(Registrant’s Telephone Number, Including Area Code)

(Not Applicable)
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 24, 2014, Vector Group Ltd. (the “Company”) completed the sale of $258.75 million of its Variable Interest Convertible Senior Notes due 2020 (the “Notes”), which includes the underwriter’s full exercise of its over-allotment option, to Jefferies LLC in a public offering registered under the Securities Act of 1933, as amended (the “Securities Act”). The Notes were issued under an indenture, dated November 20, 2012, between the Company and Wells Fargo Bank, National Association, as trustee (the “Base Indenture”), as supplemented by a second supplemental indenture, dated March 24, 2014 (the “Second Supplemental Indenture” and, together with the Base Indenture, the “Indenture”). The Notes were offered pursuant to an automatic shelf registration statement on Form S-3ASR (File No. 333-184878) filed on November 9, 2012 (the “Registration Statement”) with the United States Securities and Exchange Commission (the “Commission”) and amended by Post-Effective Amendment No. 1 filed by the Company with the Commission on November 13, 2012.

The aggregate net proceeds from the sale of the Notes were approximately $250.3 million after deducting underwriting discounts and commissions, fees and estimated offering expenses. The net proceeds from the sale of the Notes will be used for general corporate purposes, including for additional investments in real estate through its wholly owned subsidiary, New Valley LLC, and in the Company’s existing tobacco business. The Company may also consider using a portion of the net proceeds from the sale of the Notes to address upcoming debt maturities.

The Notes will be convertible, at the option of the holders, at any time on or prior to maturity, into shares of the Company’s common stock, par value $0.10 per share (the “Common Stock”). The Notes will initially be convertible at a conversion price of approximately $27.16 per share, which is equal to a conversion rate of approximately 36.8155 shares of Common Stock per $1,000 principal amount of Notes, subject to adjustment.

Interest on the Notes will be payable quarterly on January 15, April 15, July 15 and October 15 of each year, beginning on April 15, 2014. Each Note will bear cash interest at a rate of 1.75% per annum (the “Fixed Interest”), with an additional cash payment (the “Dividend Pass-Through Payment” and, together with the Fixed Interest, the “Total Interest”) payable on the Notes on each interest payment date equal to the product of (i) the amount of cash dividends per share actually paid by the Company on its outstanding Common Stock during the prior three-month period ending on the record date for such interest payment and (ii) the applicable conversion rate on such record date. Notwithstanding the foregoing, however, (A) the amount payable on each interest payment date, other than the initial interest payment date, shall be the higher of (a) the Total Interest and (b) an amount reflecting an annual interest rate of 5.50% per year (the “Floor Interest Rate”) and (B) the initial interest payment shall be based solely on the Floor Interest Rate. The Notes will mature on April 15, 2020.

The Notes will be the Company’s senior unsecured obligations and will rank equal in right of payment with all of the Company’s existing and future senior unsecured indebtedness. The Notes will be subordinated to the Company’s existing and any future secured indebtedness to the extent of the assets securing such indebtedness and will be structurally subordinated to all liabilities and commitments of the Company’s subsidiaries.

In the event of a fundamental change (as defined in the Indenture), each holder of the Notes may require the Company to repurchase some or all of its Notes at a repurchase price equal to 100% of the aggregate principal amount of the Notes plus accrued and unpaid interest (calculated at the greater of the Total Interest (with the fundamental change repurchase date treated as an interest payment date for purposes of calculating the Dividend Pass-Through Payment payable as a component thereof and such Dividend Pass-Through Payment will be calculated based on the amount of cash dividends per share actually paid by the Company on its outstanding common stock during the period commencing on the most recent prior record date and ending on the fundamental change repurchase date and will be pro rated by multiplying the amount otherwise payable by a fraction, the numerator of which is the number of days during the period from and including the most recent prior record date to, but excluding, the fundamental change repurchase date and the denominator of which is 90) and the floor interest rate), if any (subject to limited exceptions). In addition, the Company will, under certain circumstances, increase the conversion rate for the Notes surrendered upon the occurrence of a fundamental change by a number of additional shares of Common Stock as set forth in the Indenture.

If an event of default (as defined in the Indenture) occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding Notes may declare the Notes immediately due and payable at their principal amount together with accrued interest (calculated at the greater of the Total Interest (with the date of acceleration treated as an interest payment date for purposes of calculating the Dividend Pass-Through Payment payable as a component thereof and such Dividend Pass-Through Payment will be calculated based on the amount of cash dividends per share actually paid by us on our outstanding common stock during the period commencing on the most recent prior record date and ending on the date of acceleration and will be pro rated by multiplying the amount otherwise payable by a fraction, the numerator of which is the number of days during the period from and including the most recent prior record date to, but excluding, the date of acceleration and the denominator of which is the number of days in the three-month period ending on the record date for the next scheduled interest payment) and the floor interest rate), except that an event of default resulting from a bankruptcy or similar proceeding will automatically cause the Notes to become immediately due and payable (including any applicable Dividend Pass-Through Payment) without any declaration or other act on the part of the trustee or any Note holder.

The foregoing summary of the Notes and the Indenture does not purport to be complete and is qualified in its entirety by reference to the Base Indenture and the Second Supplemental Indenture.

Item 7.01 Regulation FD Disclosure.

On March 24, 2014, the Company issued a press release announcing that it had closed the offering of the Notes. A copy of such press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information furnished under Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

4.1	Indenture, dated as of November 20, 2012, by and between Vector Group Ltd. and Wells Fargo Bank, National Association, as trustee (the “Base Indenture”) (incorporated by reference to Exhibit 4.1 in the Company’s Form 8-K filed on November 20, 2012).

4.2	Second Supplemental Indenture, dated as of March 24, 2014, to the Base Indenture, by and between Vector Group Ltd. and Wells Fargo Bank, National Association, as trustee.

4.3	Form of Global Note (included in Exhibit 4.2 hereto).

5.1	Opinion of O’Melveny & Myers LLP, relating to the Notes.

23.1	Consent of O’Melveny & Myers LLP (included in Exhibit 5.1 hereto).

99.1	Press Release dated March 24, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VECTOR GROUP LTD.

	By:	/s/ J. Bryant Kirkland III
Date: March 24, 2014		J. Bryant Kirkland III
Vice President, Treasurer and Chief Financial Officer